EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Compliance Systems Corporation on Form SB-2/A-2 of our report dated April 27, 2006, on the consolidated financial statements of Compliance Systems Corporation and Subsidiaries as of December 31, 2005 and for each of the years in the two year period then ended. We also consent to the reference to our firm therein as experts.

/s/ BP Audit Group, PLLC

Farmingdale, New York
October 30, 2006